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                                                                  Exhibit (c)(5)


                              HOLOPHANE CORPORATION
                     EXECUTIVES' DEFERRED COMPENSATION PLAN

Section 1. PURPOSE - Effective June 1, 1999, Holophane Corporation adopts the Holophane Corporation Executives' Deferred Compensation Plan ("Plan") to enable eligible executives to defer income they otherwise might realize on the conversion of stock options issued under the Incentive Stock Plan. Benefits under this Plan will be provided on an unfunded basis and will be paid as needed solely from the general assets of the Employer. It is intended that participation in this Plan will be limited to those Employees listed in Exhibit A and is intended to be exempt from the funding, participation, vesting and fiduciary provisions of Title I of ERISA.

Section 2. CERTAIN DEFINITIONS - As used in this Plan, the following capitalized terms shall have the meanings specified below.

         "Adjustment Date" means the last day of each Plan Year.

         "Beneficiary" means the person or persons designated in writing in a Deferral Notice and filed with the Employer by a Participant. Any such designation may be withdrawn or changed in writing (without the consent of the Beneficiary), but only by filing a revised Deferral Notice with the Employer. The last designation on file with the Employer shall be effective.

         "Change of Control" means the occurrence of any of the following events after the Effective Date (i) the acquisition for cash by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act) (a "Person") of beneficial ownership [within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")] of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors ("Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Employer, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Employer or any corporation controlled by the Employer, or (C) any acquisition by any Person who on the Effective Date was the beneficial owner of twenty percent (20%) or more of the combined voting power of the Voting Securities of the Employer outstanding on such date; or (ii) the consummation of a plan of complete liquidation of the Employer or of an agreement for the sale or disposition by the Employer (in one transaction or a series of transactions) of all or substantially all of the Employer's assets.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Deferral Amount" means cash amounts otherwise payable to a Participant under the Incentive Stock Plan.




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         "Deferral Notice" means the form (attached as Exhibit B to this document) by which an eligible Employee elects to participate in the Plan, selects the time and form in which his Deferred Compensation Account is to be distributed, designates a Beneficiary and provides the Employer with other information required to administer the Plan.

         "Deferred Compensation Accounts" means together the Vested Deferred Compensation Account and the Nonvested Deferred Compensation Account.

         "Effective Date" means June 1, 1999.

         "Employee" means an individual employed by the Employer.

         "Employer" means the Holophane Corporation.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as may be amended from time to time.

         "Incentive Stock Plans" means the Holophane Corporation Incentive Stock Plan and the Holophane Corporation 1996 Incentive Stock Plan, as the same may be amended from time to time.

         "Investment Return" means the investment gains or losses earned on the investment of each Participant's Deferred Compensation Account, as described in the Trust Agreement.

         "Participant" means an Employee selected for participation in the Plan by the Board of Directors of the Employer and any former Employee until he or she receives the full Plan benefit to which he or she is entitled.

         "Plan" means the Holophane Corporation Executives' Deferred Compensation Plan, as reflected in this document, as the same may be amended or amended and restated from time to time after the Effective Date.

         "Plan Administrator" means the Employer.

         "Plan Year" means the calendar year.

         "Trust" means the trust established under the Trust Agreement.

         "Trust Agreement" means the document through which the Trust is established.



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Section 3.  DEFERRED COMPENSATION ACCOUNTS

         A. Establishment of Deferred Compensation Accounts. The Employer will establish two Deferred Compensation Accounts for each Participant, one called the Vested Deferred Compensation Account and the second called the Nonvested Deferred Compensation Account.

         B. Deferral of Compensation. Each Participant may elect that, upon a Change of Control, all or any designated portion of the Deferral Amount otherwise distributable to him under the Incentive Stock Plans will be credited to his Vested Deferred Compensation Account, to the extent that the Deferral Amount related to vested stock options granted under the Incentive Stock Plans, or to his Nonvested Deferred Compensation Account, to the extent that the Deferral Amount related to nonvested stock options granted under the Incentive Stock Plans. This election must be made on a Deferral Notice and returned to the Employer within 30 days after the Participant becomes eligible to participate in this Plan.

         C. Vesting of Nonvested Deferred Compensation Accounts. Deferral Amounts credited to a Participant's Nonvested Deferred Compensation Account will become nonforfeitable under the same schedule that was imposed under the Incentive Stock Plans on the options that gave rise to the Deferral Amounts. However, these amounts, once vested, will be retained in the Nonvested Deferred Compensation Account to which they were originally credited and will not be transferred to the Participant's Vested Deferred Compensation Account.

         D. Employer Contributions. Effective as of a Change of Control, the Employer will allocate the Deferral Amount to the electing Participant's Vested or Nonvested Deferred Compensation Accounts (as appropriate). Subsequently, an electing Participant's Accounts will be adjusted, as of each Adjustment Date, as provided in Section 3.E.

         E. Adjustment of Deferred Compensation Account Balances. Effective as of each Adjustment Date, the Employer will adjust the balance of each Participant's Vested Deferred Compensation Account and the Nonvested Deferred Compensation Account to reflect the Investment Return earned on the Participant's Accounts since the last prior Adjustment Date.

         F. Recognition of Deferral Notices of Terminated Employees. Notwithstanding anything contained herein to the contrary, the Employer shall be required to recognize and implement, in accordance with the provisions of this Section, any Deferral Notice which it receives from any person who is a Participant at the time such Deferral Notice is received by the Employer, even though, whether by virtue of termination of employment or otherwise, such person is not a Participant as of the Adjustment Date of the Plan Year in respect of which the Deferral Notice was delivered.




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         G. Rights in Deferred Compensation Accounts. An individual's only rights with respect to his Deferred Compensation Account (and amounts allocated thereto) will be to receive payments in accordance with the provisions of
Section 4 of this Plan.

Section 4.  DEFERRED BENEFITS

         A. Payment of Benefits - General. Subject to the limitations in Section 4.B. below, the Employer will pay to each Participant, in accordance with the provisions of this Section, deferred compensation benefits in an amount equal to
(i) the aggregate of the balances contained in such individual's Deferred Compensation Account as of the date of distribution, plus (ii) the Investment Return allocated to such Accounts subsequent to the date of distribution and prior to the date that the Participant's Deferred Compensation Account is fully distributed.

         B. Timing on Payment of Benefits. Deferred compensation benefits called for under Section 4.A. of this Plan will be paid by the Employer (i) in substantially equal annual installments over a period of ten (10) years commencing on the first day of the Plan Year immediately following the Plan Year in which the Participant's termination of employment occurs, or (ii) under such other payment schedule as is mutually acceptable to the Employer and the Participant; provided, that if, for any year, the amount which the Employer is scheduled to pay is less than $5,000, the Employer may pay in such year up to the lesser of $5,000 or the aggregate balance then contained in the individual's Deferred Compensation Accounts or (iii) in a lump sum equal to any amount the Internal Revenue Service ("IRS") conclusively establishes the Participant had "constructively" received within the meaning of Code (delta)451; however, the Participant receiving such a distribution is responsible for the payment of any income taxes due on that distribution and all interest and penalties that the IRS assesses in connection with that determination.

         C. Payment of Benefits Upon Death of Participant. In the event of the death of a Participant, either before or after benefit payments have commenced under Section 4.B. above, benefit payments called for under this Section 4 will thereafter be made to the Participant's Beneficiary or, if there is no Beneficiary, to the Participant's estate.

         D. Acceleration of Distributions. At any time, a Participant or Beneficiary may, by letter addressed to the Plan Administrator, accelerate the date his benefit is to be distributed by electing to receive a lump sum distribution of the amount then credited to his Deferred Compensation Accounts. In this case, the electing Participant or Beneficiary will receive a distribution of 94% of the then-current total balance in his Deferred Compensation Accounts. Notwithstanding anything contained herein to the contrary, if a Participant or Beneficiary elects to receive such a distribution,
(i) the amount in question shall be distributed to the Participant or Beneficiary in one lump sum as soon as administratively feasible after receipt of the Participant's or




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Beneficiary's election; (ii) the Participant or Beneficiary shall forfeit all further rights to all such Deferred Compensation Accounts and all remaining balances therein; and (iii) the Participant or Beneficiary shall be precluded from participating in the Plan after such distribution. Amounts forfeited by a Participant or Beneficiary in accordance with this Section 4.D shall be returned to the Employer.

Section 5. TRUST - The Employer will establish the Trust as a source of Plan benefits. However, subject to the terms of the Trust Agreement, Trust assets will remain the property of the Employer.

Section 6. ASSIGNMENT OR ALIENATION - The right of a Participant, Beneficiary or other person to the payment of a benefit under this Plan may not be assigned, transferred, pledged, or encumbered except by Will or by the laws of descent and distribution.

Section 7. PLAN ADMINISTRATION - The Employer will have the right to interpret and construe this Plan and to determine all questions of eligibility and of status, rights and benefits of Participants and all other persons claiming benefits under this Plan. In all such interpretations and constructions, the Employer's determination will be based upon uniform rules and practices applied in a non-discriminatory manner and will be binding upon all persons affected thereby. Subject to the provisions of Section 8 below, any decision by the Employer with respect to any such matters, will be final and binding on all parties. The Employer will have absolute discretion in carrying out its responsibilities under this Section 7.

Section 8.  CLAIMS PROCEDURE

         (a) Filing Claims - Any Participant or Beneficiary entitled to benefits under this Plan will file a claim request with the Employer.

         (b) Notification to Claimant - If a claim request is wholly or partially denied, the Employer will furnish to the claimant a notice of the decision within ninety (90) days in writing and in a manner calculated to be understood by the claimant, which notice will contain the following information:

                  (i)      The specific reason or reasons for the denial;

                  (ii) A specific reference to pertinent Plan provisions upon which the denial is based;

                  (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and




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                  (iv)     An explanation of the Plan's claims review procedure
                           describing the steps to be taken by a claimant who wishes to submit his claims for review.

         (c) Review Procedure - A claimant or his authorized representative may, with respect to any denied claim:

                  (i) Request a review upon a written application filed within sixty (60) days after receipt by the claimant of written notice of the denial of his claim;

                  (ii)     Review pertinent documents; and

                  (iii)    Submit issues and comments in writing.

Any request or submission will be in writing and will be directed to the Employer (or its designee). The Employer (or its designee) will have the sole responsibility for the review of any denied claim and will take all steps appropriate in the light of its findings.

         (d) Decision on Review - The Employer (or its designee) will render a decision upon review. If special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. Written notice of any such extension will be furnished to the claimant prior to the commencement of the extension. The decision on review will be in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Plan on which the decision is based. If the decision on review is not furnished to the claimant within the time limits prescribed above, the claim will be deemed denied on review.

Section 9. UNSECURED AND UNFUNDED OBLIGATION - There shall be no contributions required or permitted to be made by any Participant in this Plan. Subject to
Section 5, all payments of benefits shall be made directly from the general assets of the Employer and the right of a Participant or Beneficiary to any payment of such benefits shall be solely that of an unsecured general creditor of the Employer.

Section 10. AMENDMENT OF THE PLAN - The Employer reserves the right, prior to the occurrence of a Change of Control, to amend this Plan at any time, and from time to time, in any manner which it deems desirable; provided that no amendment will adversely affect the then accrued benefits of any Participant under this Plan. Subject only to the termination rights granted under Section 11 below, the Employer agrees that, following the occurrence of a Change of Control, this Plan shall not be amended in




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any way which will adversely affect the rights of any past or then-present
Participant or of any Beneficiary thereof.

Section 11. TERMINATION OF THE PLAN - The Employer reserves the right to terminate this Plan at any time without providing any advance notice to any Participant. However, no amendment may affect (A) the procedures then in effect for the adjustment of Account balances under Section 3.E or (B) any Participant's right to exercise any election described in Section 3 or 4. Also, if the Employer terminates the Plan, the Employer may not accelerate the payment of any amounts allocated to such Participant's Deferred Compensation Account as of the date of termination.

Section 12. NO GUARANTEE OF PLAN PERMANENCY - This Plan does not contain any guarantee of provisions for continued employment to any Employee or Participant nor is it guaranteed by the Employer to be a permanent plan.

Section 13. GENDER - Any reference in this Plan made in the masculine pronoun shall apply to both men and women.

Section 14. GOVERNING LAW - This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

Section 15. SUCCESSOR EMPLOYER- If the Employer dissolves into, reorganizes, merges into or consolidates with another business or is acquired in a manner that constitutes a Change of Control, the successor will continue the Plan and the Trust established under Section 6, the successor will be substituted for the Employer under the terms of this Plan and the Trust. The substitution of the successor for the Employer will constitute an assumption by the successor of all Plan liabilities and the successor will have all of the powers, duties and responsibilities of the Employer under the Plan and Participants and Beneficiaries will continue to enjoy all of the rights and benefits provided for in the Plan and the Trust.


         IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by a duly authorized officer effective as of the Effective Date.

                                                     HOLOPHANE CORPORATION


Date: ________________                      By: _______________________________


                                            Its: ______________________________



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                              HOLOPHANE CORPORATION
                     EXECUTIVES' DEFERRED COMPENSATION PLAN
                                    EXHIBIT A
                           LIST OF ELIGIBLE EMPLOYEES

The Employees named in Column A are eligible to participate in the Holophane Corporation Executives' Deferred Compensation Program if they return a completed Deferral Notice (in the form attached as Exhibit B) within 30 days of the date specified in Column B.

---------------------------------------------------------------- ---------------------------------------------
                         COLUMN A                                                 COLUMN B
                          NAME                                         EFFECTIVE DATE OF PARTICIPATION
---------------------------------------------------------------- ---------------------------------------------
John R. Dallepezze                                                               June 1, 1999
---------------------------------------------------------------- ---------------------------------------------
Bruce A. Philp                                                                   June 1, 1999
---------------------------------------------------------------- ---------------------------------------------
John W. Harvey                                                                   June 1, 1999
---------------------------------------------------------------- ---------------------------------------------
W. Timothy Weisert                                                               June 1, 1999
---------------------------------------------------------------- ---------------------------------------------
S. Lee Keller                                                                    June i, 1999
---------------------------------------------------------------- ---------------------------------------------
Robert P. St. Germain                                                            June 1, 1999
---------------------------------------------------------------- ---------------------------------------------
Robert E. Taylor                                                                 June 1, 1999
---------------------------------------------------------------- ---------------------------------------------
Jerome P. Henderson                                                              June 1, 1999
---------------------------------------------------------------- ---------------------------------------------
Stuart R. A. Carter                                                              June 1, 1999
---------------------------------------------------------------- ---------------------------------------------
Paolo E. Minissi                                                                 June 1, 1999
---------------------------------------------------------------- ---------------------------------------------
Robert H. Peery                                                                  June 1, 1999
---------------------------------------------------------------- ---------------------------------------------




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                              HOLOPHANE CORPORATION
                     EXECUTIVES' DEFERRED COMPENSATION PLAN
                                    EXHIBIT B
                                 DEFERRAL NOTICE
                                 ENROLLMENT FORM


Name: ______________________________________________________________

Soc. Sec. No.: _____________________________________________________

Date of Birth: _____________________________________________________

Address: ___________________________________________________________

____________________________________________________________________

Eligibility Date: __________________________________________________

                         PART A ELECTION TO PARTICIPATE

Complete this portion of this form to participate in the Holophane Corporation Executives' Deferred Compensation Plan. Complete Part B of this form if you do not want to participate in this Plan.

1. By completing this Deferral Notice and subject to the terms of the Plan, I elect to defer the specified amount that I otherwise might realize on the conversion of stock options issued under the Incentive Stock Plan: __________ 100% of the amount realized on the conversion of all nonqualified and incentive stock options, whether or not vested; or The amount realized on the conversion of the following VESTED NONQUALIFIED STOCK OPTIONS:

         Date Granted                                          Number of Options


         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


         The amount realized on the conversion of the following NONVESTED NONQUALIFIED STOCK OPTIONS:



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         Date Granted                                          Number of Options


         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         The amount realized on the conversion of the following VESTED INCENTIVE STOCK OPTIONS:

         Date Granted                                          Number of Options

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


         The amount realized on the conversion of the following NONVESTED INCENTIVE STOCK OPTIONS:

         Date Granted                                          Number of Options


         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


2.       DESIGNATION OF BENEFICIARY.

(a)      Primary Beneficiary:

         I designate the following persons as my Primary Beneficiary or Beneficiaries to receive the portion of my Deferred Compensation Account that is not distributed to me before my death. This benefit will be paid, in the proportion specified, to:

         ______% to ____________________________________________________
                               (Name)                   (Relationship)

         Address: _______________________________________________________




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         ______% to _____________________________________________________
                            (Name)                     (Relationship)

         Address: ________________________________________________________

         ______% to _____________________________________________________
                            (Name)                     (Relationship)

         Address: ________________________________________________________

         ______% to _____________________________________________________
                            (Name)                     (Relationship)

         Address: ________________________________________________________

Note: You are not required to name more than one Primary Beneficiary but if you do, the sum of these percentages must equal 100 percent.

(b)      Contingent Beneficiary

If one or more of my Primary Beneficiaries dies before I die, I direct that any Plan death benefit that might otherwise have been paid to that Beneficiary:

         _____ Be paid to my other named Primary Beneficiaries in proportion to the allocation given above (ignoring the interest allocated to the deceased Primary Beneficiary); or

         _____    Be distributed among the following Contingent Beneficiaries.

         ______% to ___________________________________________________
                           (Name)                        (Relationship)

         Address: ______________________________________________________

         ______% to ___________________________________________________
                           (Name)                        (Relationship)

         Address: ______________________________________________________

         ______% to ___________________________________________________
                           (Name)                        (Relationship)

         Address: _______________________________________________________







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         ______% to _____________________________________________________
                           (Name)                       (Relationship)

         Address: ________________________________________________________


Note: You are not required to name more than one Contingent Beneficiary but if you do, the sum of these percentages must equal 100 percent.

3.       ACKNOWLEDGMENT.

         I acknowledge that (i) the Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees (as defined in the Employee Retirement Income Security Act of 1974, as amended) and that I have no right or claim to receive amounts credited to my Deferred Compensation Account other than those specifically granted by the terms of the Plan and (ii) I am solely responsible for ensuring that the Committee's files contain my current mailing address and that of my Beneficiary.


______________________________________  _______________________________________
              Date                                     Signature

                                        _______________________________________
                                                   Name (please print)


Received by Employer on: ___________________

By: ______________________________________

The special distribution form described in Part A, Section 2 _____ is _____ is not approved.

By: ______________________________________



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                         PART B WAIVER OF PARTICIPATION

Complete this portion of this form if you decide not to participate in the Holophane Corporation Executives' Deferred Compensation Plan. Complete Part A of this form if you want to participate in this program.

I elect to waive participation in the Holophane Corporation Executives' Deferred Compensation Plan. In doing so, I understand that I will not earn a benefit under this program and may not be permitted to enroll in this Plan at a later date.


______________________________________  _______________________________________
              Date                                     Signature

                                        _______________________________________
                                                   Name (please print)


Received by Employer on: __________________

By: ______________________________________






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